SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2009

ROSTOCK VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3033 Fifth Avenue, Suite 201 San Diego, CA 92103
(Address of principal executive offices)

619-399-3090
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.330.1888

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 3, 2009, Rostock Ventures Corp. (the “Registrant”) entered into a verbal agreement to acquire 59 mining claims (the “Claims”) from Coureur Des Bois (the “Seller”) in the Yukon Province in exchange for $11,025 (the “Consideration”), which amount was to be paid prior to September 30, 2009.  The Seller invoiced the Registrant on July 14, 2009 for the Consideration.

Though the Claims were duly recorded with the Yukon Territory’s Recorder’s officer on July 3, 2009 in the name of the Registrant, the Registrant did not tender full payment for such Claims until September 23, 2009.

The Claims, in the aggregate, are a gold prospect which is approximately 3200 contiguous acres and has similar geological characteristics as recent gold discoveries in close proximity. The Claims lie within the globally prolific mining region known as the Tintina Gold Belt.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.  On September 23, 2009, the Registrant paid the Consideration in full, thereby acquiring ownership of the Claims.

Item 7.01

Regulation FD.

On September 21, 2009, the Registrant announced that the foregoing acquisition.

A copy of the release is attached as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01

Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Invoice dated July 15, 2009*

99.1	Press Release dated September 21, 2009*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2009	Rostock Ventures Corp.

By: /s/ Luis Carrillo
Luis Carrillo,
President & CEO

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